UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2012

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On November 2, 2012, Limelight Networks, Inc. (the Company) management determined that the Company’s previously issued unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2012 contained in the Quarterly Report on Form 10-Q filed on May 8, 2012 and the previously issued unaudited Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2012 contained in the Quarterly Report on Form 10-Q filed on August 7, 2012 should no longer be relied upon as a result of an error in the classification of cash flows associated with cash collected from DG FastChannel, Inc. (now Digital Generation, Inc.) (DG) related to the 2011 sale of EyeWonder LLC and subsidiaries and chors GmbH video and rich media advertising services to DG. The Company’s audit committee concurred with that determination on Monday, November 5, 2012. The correction of the classification error resulted in a decrease to net cash provided by operating activities of continuing operations and a decrease to net cash used in investing activities of continuing operations of $5.8 million during the three months ended March 31, 2012 and $6.8 million during the six months ended June 30, 2012.

Correcting the error in classification during the three months ended March 31, 2012 will result in:

•	a change from reported net cash provided by operating activities of $4.0 million to net cash used in operating activities of $(1.8) million; and

•	a change from reported net cash used in investing activities of $(13.8) million to net cash used in investing activities of $(8.0) million.

Correcting the error during the six months ended June 30, 2012 will result in:

•	a change from reported net cash provided by operating activities of $9.5 million to net cash provided by operating activities of $2.7 million; and

•	a change from reported net cash used in investing activities of $(20.1) million to net cash used in investing activities of $(13.3) million.

The classification error has no impact on the Company’s reported cash and cash equivalents balance as of March 31, 2012 and June 30, 2012. In addition, the classification error has no impact on the unaudited Condensed Consolidated Balance Sheet as of March 31, 2012 and June 30, 2012, the unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2012 and the three and six months ended June 30, 2012, or the unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 2012 and the three and six months ended June 30, 2012. The change in classification also had no effect on the Company’s compliance with regulatory requirements or other contractual obligations.

The error was corrected in the preparation of the unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2012 and therefore, there will be no impact on the unaudited Condensed Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 to be filed with the Securities and Exchange Commission (SEC) on or about November 5, 2012.

The Company evaluated the materiality of the change in classification from a quantitative and qualitative perspective and concluded that it was material to the unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and the six months ended June 30, 2012, and that such statements of cash flows should be restated.

Management has assessed the effect of the classification error on the Company’s internal control over financial reporting and has concluded that such controls were not operating effectively for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, resulting in a material weakness in such controls. The Company has taken actions to remediate the material weakness and anticipates that such weakness will be fully remediated by December 31, 2012. The audit committee of the Company’s Board of Directors and management has discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Management intends to file an amendment to the Quarterly Reports on Form 10-Q for the period ended March 31, 2012 and for the period ended June 30, 2012, each of which will include restated unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and the six months ended June 30, 2012, respectively, as soon as practicable.

Forward-looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the nature, scope and impact of the Company’s restatement of its financial statements, the Company’s intent to file the restated financial statements as soon as practicable and estimates with respect to actions to remediate material weaknesses in the Company’s system of internal control over financial reporting. There can be no assurance that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: additional information or actions resulting from the continued review by the Company’s audit committee and management, as well as the review and audit by the Company’s independent auditor of the restated financial statements, actions resulting from discussions with or required by the SEC, the Company’s ability to file required reports with the SEC on a timely basis and the Company’s ability to remediate material weaknesses in the Company’s system of internal control over financial reporting. Therefore, any forward-looking statements in this Form 8-K should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. Related and other risks are set forth in more detail in the Company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 5, 2012	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary